                                                                  EXHIBIT 10.39

                                AMENDMENT TO THE
               GENUINE PARTS COMPANY SUPPLEMENTAL RETIREMENT PLAN

         This Amendment ("Amendment") to the Genuine Parts Company Supplemental Retirement Plan (the "Plan") is made and executed this 19 day of April, 1999, to be effective as of the date hereof.

         WHEREAS, the Compensation and Stock Option Committee of the Board of Directors of Genuine Parts Company (the "Company") has approved an amendment to the Plan pursuant to Section 6.08 of the Plan, to change the definition of "Change of Control" for purposes of the Plan;

         NOW, THEREFORE, in accordance with Section 6.08 of the Plan, the Plan is hereby amended as follows:

         1. CHANGE OF CONTROL DEFINITION. The current Section 5.01(c) of the Plan is hereby deleted in its entirety and the following is substituted therefor:

                  A Change of Control of Genuine Parts means and includes each of the following:

                  (1) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the 1934 Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of 20% or more of the combined voting power of the then outstanding voting securities of Genuine Parts entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (1), the following acquisitions shall not constitute a Change of Control: (i) any acquisition by a Person who is on May 1, 1999 the beneficial owner of 20% or more of the Outstanding Company Voting Securities, (ii) any acquisition directly from Genuine Parts, (iii) any acquisition by Genuine Parts, (iv) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by Genuine Parts or any corporation controlled by Genuine Parts, or
         (v) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (3) of this definition; or

                  (2) Individuals who, as of May 1, 1999, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to May 1, 1999 whose election, or nomination for election by Genuine Parts' shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

                  (3) Consummation of a reorganization, merger, consolidation or share exchange or sale or other disposition of all or substantially all of the assets of Genuine Parts (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns Genuine Parts or all or substantially all of Genuine Parts' assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Voting Securities, and (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of Genuine Parts or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination, and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

                  (4) Approval by the shareholders of Genuine Parts of a complete liquidation or dissolution of Genuine Parts.

         2. EFFECT OF AMENDMENT. As modified hereby, the provisions of the Plan, as heretofore amended, shall remain in full force and effect, and the Plan may be restated, as amended hereby, in its entirety.

         IN WITNESS WHEREOF, the Company has caused this Amendment to be duly executed as of the date first above written.



                                        GENUINE PARTS COMPANY

                                        By: /s/ George W. Kalafut
                                            -----------------------------------
                                        Name: George W. Kalafut
                                              ---------------------------------
                                        Title: Exec Vice-President Finance &
                                               Adminstration
                                               --------------------------------


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